Exhibit 99.1

Contango ORE, Inc. Starts Process to Solicit Proposals for the Potential Sale of the Company

HOUSTON--(BUSINESS WIRE)--January 23, 2019--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today that Royal Gold, Inc., the parent of Royal Alaska, LLC (“Royal Alaska”) CORE’s joint venture partner in the Peak Gold, LLC joint venture (“Peak Gold”), which is developing the Peak Gold exploration project located near Tok, Alaska (“the Peak Gold Project”), has retained Scotia Capital Inc. to conduct a joint process for the sale directly or indirectly of the Peak Gold Project’s properties in Alaska. CORE’s 60% interest in the Peak Gold Project plus cash on hand constitute substantially all of CORE’s assets. CORE has no borrowings. As previously announced, CORE has retained Petrie Partners, LLC and Cantor Fitzgerald and Co. to advise CORE on its strategic options. CORE is primarily interested in a sale of CORE stock in exchange for cash and/or liquid publicly traded shares.

Brad Juneau, the Company’s CEO, said, “The Company and its joint venture partner Royal Alaska have spent several years exploring for a commercial gold deposit, and the previously released Preliminary Economic Assessment of the Main Peak and North Peak resource areas are very encouraging. There is significant exploration upside remaining on the acreage, and along with the Main Peak and North Peak resource areas, we believe our project will be one of the most attractive in the North American market.”

ABOUT PEAK GOLD

Peak Gold is a joint venture between Royal Alaska, a wholly-owned subsidiary of Royal Gold, and CORE Alaska, a wholly-owned subsidiary of CORE. Peak Gold holds a 675,000 acre lease with the Native Village of Tetlin and an additional 175,000 acres of State of Alaska mining claims, all located near Tok, Alaska, on which Peak Gold explores for minerals. CORE Alaska holds a 60% membership interest in Peak Gold and Royal Alaska holds a 40% membership interest in Peak Gold and is the manager of the joint venture.

ABOUT CORE

CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, its joint venture company with Royal Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Peak Gold; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect Peak Gold’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com